                                                                   EXHIBIT 4.4


                           WAIVER AND THIRD AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


                  THIS WAIVER AND THIRD AMENDMENT dated as of December __, 2000 (this "Amendment") to the Amended and Restated Loan and Security Agreement, dated as of July 10, 2000 (the "Loan Agreement"; capitalized terms defined therein shall have the same meanings when used herein unless otherwise defined herein), among Grant Prideco, LP ("GPLP") and each of the other direct and indirect Subsidiaries of Grant Prideco, Inc. ("GPI") specified on Schedule 1 thereto (the "Borrowers"), the financial institutions from time to time party thereto as lenders (the "Lenders"), Transamerica Business Credit Corporation, as agent for the U.S. Lenders (the "Agent"), and Transamerica Commercial Finance Corporation, Canada, as agent for the Cdn. Lenders (together with the Agent, the "Agents").




                              W I T N E S S E T H :


                  WHEREAS, the Borrowers, the Lenders and the Agents are parties to the Loan Agreement, under which the U.S. Borrowers have granted to the Agent for the ratable benefit of the Lenders a security interest in all their Equipment, Inventory and Receivables to secure the obligations of the Borrowers to the Agents and the Lenders under the Loan Documents;

                  WHEREAS, GPLP desires to acquire substantially all of the assets (the "Acquisition") of Seam-Mac Tube, Ltd., a Texas limited partnership ("Seam-Mac"), for approximately US$20,055,000, and has the option to pay the purchase price in cash or common stock;

                  WHEREAS, GPLP desires to pay the purchase price for the Acquisition in cash; and

                  WHEREAS, the Borrowers have requested the Lenders to amend the Loan Agreement to permit the payment of the purchase price for the Acquisition in cash;

                  NOW, THEREFORE, the Borrowers, the Lenders and the Agents agree as follows:

                  SECTION 1. AMENDMENTS TO THE LOAN AGREEMENT.
Effective as of the date hereof, but subject to the satisfaction of the conditions to effectiveness set forth in Section 2 hereof, the Loan Agreement is amended as follows:

                           (a)  Clause (iii) of the definition of "Permitted
Acquisition" in the Loan Agreement is amended by adding at the end thereof the following:

                                    ", except that, if Grant Prideco, LP
                  purchases substantially all of the assets of Seam-Mac Tube, Ltd., a Texas limited partnership, for not more than US$20,055,000 in cash in December 2000 (the "Seam-Mac Amount"), such maximum amount of cash consideration shall be
                  (A) the sum of US$45,000,000 plus the Seam-Mac Amount for the fiscal year ending December 31, 2000 and (B) US$45,000,000 less the Seam-Mac Amount for the fiscal year ending December 31, 2001".

                           (b)  Schedule 6.1(b) of the Loan Agreement is amended
by adding opposite "Grant Prideco, LP" the following: "600 Caporal Drive, Stephenville, Erath County, Texas".

                  SECTION 2. CONDITIONS TO EFFECTIVENESS. This Amendment shall not be effective unless and until each of the following conditions shall have been satisfied, in the Agent's sole determination, on or before December 15, 2000:

                           (a)  The Agent shall have received the following,
each dated the date of delivery thereof or as of an earlier date acceptable to the Agent, in form and substance acceptable to the Agent:

                                       (i)  a counterpart of this Amendment,
                  duly executed by each Borrower and acknowledged by each Guarantor;

                                      (ii) true and correct copy of the asset
                  purchase agreement governing the Acquisition, certified by the Secretary or an Assistant Secretary of the Administrative Borrower;

                                     (iii) (A) executed Uniform Commercial Code
                  financing statements (Form UCC-1) naming the Agent as secured party and GPLP as debtor and (B) termination statements, each in form and substance satisfactory to the Agent, in each case in proper form for filing in all jurisdictions that the Agent deems necessary or desirable to perfect and protect the Liens on the assets acquired by GPLP in connection with the Acquisition created under the Loan Agreement and the Security Documents and the priority thereof;


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                                      (iv) completed requests for information
                  listing all effective financing statements filed in the jurisdictions referred to in clause (iii) above that name Seam-Mac as debtor, together with copies of such financing statements;

                                       (v) (A) evidence of the release of all
                  Receivables acquired by GPLP in connection with the Acquisition;

                                      (vi) (A) a pro forma consolidated and
                  consolidating balance sheet and profit and loss statement of each of GPI and GPLP after giving effect to the consummation of the Acquisition and (B) a Compliance Certificate signed by GPI's Chief Financial Officer with an attached schedule of calculations demonstrating compliance with the Financial Covenants on a pro forma basis after giving effect to the Acquisition;

                                     (vii) a certificate of a Responsible
                  Officer of the Administrative Borrower certifying that (A) the representations and warranties of the Loan Parties contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (and subject to the delivery to the Agent of updated schedules to the Loan Agreement as provided in Section 6.3 thereof) on and as of the date of such certificate as if then made, other than representations and warranties that expressly relate solely to an earlier date, in which case they are true and correct as of such earlier date, and (B) no Default or Event of Default has occurred and is continuing;

                                    (viii) an environmental survey for each
                  Property acquired by GPLP in connection with the Acquisition; and

                                      (ix) such other agreements, instruments,
                  documents and evidence as the Agent deems necessary in its sole and absolute discretion in connection with the transactions contemplated hereby; and

                           (b) the Borrowers shall have reimbursed the Agent for
all fees, costs and expenses (including, without limitation, the fees and expenses of Luskin, Stern & Eisler LLP) incurred by the Agent in connection with the preparation, negotiation, approval, execution and delivery of this Amendment.

                  SECTION 3.  REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.



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

                           (a) On and after the date hereof, each reference in
the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" and words of like import, and each reference in the other Loan Documents to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended hereby.

                           (b) Except as specifically amended above, the Loan
Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                           (c) The execution, delivery and effectiveness of this
Amendment shall not, except as expressly provided herein, operate as a waiver of or an amendment to any right, power or remedy of the Agent or any Lender under any of the Loan Documents, or constitute a waiver of or an amendment to any provision of any of the Loan Documents.

                           (d) The Borrowers, the Lenders and the Agent agree
that none of the Inventory or Receivables acquired by the Borrowers in connection with the Acquisitions shall be Eligible Inventory or Eligible Receivables, respectively, until the Agent shall have completed its audit thereof and determined to its satisfaction (which shall not be effective unless and until written notice thereof has been received by the Administrative Borrower from the Agent) the portion thereof that shall constitute Eligible Inventory or Eligible Receivables.

                           (e) This Amendment shall constitute a Loan Document.

                  SECTION 4. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original, manual counterpart.

                  SECTION 5. GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflicts of law provisions other than section 5-1401 of the New York General Obligations
Law) and decisions of the State of New York.




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


                  IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its (or its general partner's or managing member's) proper and duly authorized officer as of the date first set forth above.

                                        U.S. BORROWERS
                                        --------------
                                        GRANT PRIDECO, LP

                                        By:  Grant Prideco Holding, LLC,
                                             its general partner


                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President

                                        XL SYSTEMS, LP



                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President

                                        TEXAS ARAI, INC.



                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President

                                        TUBE-ALLOY CORPORATION



                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Vice President

                                        STAR OPERATING COMPANY



                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Name: Philip A. Choyce
                                           Title:

                                        CDN. BORROWER
                                        -------------
                                        GRANT PRIDECO CANADA LTD.



                                        By: /s/ PHILIP A. CHOYCE
                                           -------------------------------------
                                           Philip A. Choyce
                                           Secretary


                                        U.S. LENDERS
                                        ------------
                                        TRANSAMERICA BUSINESS CREDIT
                                          CORPORATION



                                        By: /s/ STEVEN R. FISCHER
                                           -------------------------------------
                                           Steven R. Fischer
                                           Executive Vice President


                                        BANK OF AMERICA, N.A.



                                        By: /s/ LOUIS M. ALEXANDER
                                           -------------------------------------
                                           Louis M. Alexander
                                           Senior Vice President


                                        THE CHASE MANHATTAN BANK



                                        By: /s/ ROBERT J. ARTH
                                           -------------------------------------
                                           Robert J. Arth
                                           Vice President


                                        FLEET CAPITAL CORPORATION



                                        By: /s/ DENNIS M. HANSEN
                                           -------------------------------------
                                           Dennis M. Hansen
                                           Senior Vice President

                                        CDN. LENDER
                                        -----------
                                        TRANSAMERICA COMMERCIAL FINANCE
                                        CORPORATION, CANADA

                                        By: Transamerica Business Credit
                                        Corporation, as Attorney-in-Fact



                                        By: /s/ STEVEN R. FISCHER
                                           -------------------------------------
                                           Steven R. Fischer
                                           Executive Vice President


                                        AGENT
                                        -----
                                        TRANSAMERICA BUSINESS CREDIT
                                          CORPORATION



                                        By: /s/ STEVEN R. FISCHER
                                           -------------------------------------
                                           Steven R. Fischer
                                           Executive Vice President


                                        CDN. AGENT
                                        ----------
                                        TRANSAMERICA COMMERCIAL FINANCE
                                          CORPORATION, CANADA

                                        By: Transamerica Business Credit
                                        Corporation, as Attorney-in-Fact



                                        By: /s/ STEVEN R. FISCHER
                                           -------------------------------------
                                           Steven R. Fischer
                                           Executive Vice President

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ACKNOWLEDGED AND AGREED AS OF
THE DATE FIRST SET FORTH ABOVE:


GRANT PRIDECO, INC.



By: /s/ PHILIP A. CHOYCE
   -------------------------------------
   Philip A. Choyce
   Vice President


GRANT PRIDECO USA, LLC



By: /s/ AUTHORIZED SIGNATURE
   -------------------------------------
   Name:
   Title:


XL SYSTEMS INTERNATIONAL, INC.



By: /s/ PHILIP A. CHOYCE
   -------------------------------------
   Philip A. Choyce
   Vice President


TA INDUSTRIES, INC.



By: /s/ PHILIP A. CHOYCE
   -------------------------------------
   Philip A. Choyce
   Vice President


GRANT PRIDECO HOLDING, LLC



By: /s/ PHILIP A. CHOYCE
   -------------------------------------
   Philip A. Choyce
   Vice President

GP EXPATRIATE SERVICES, INC.



By: /s/ PHILIP A. CHOYCE
   -------------------------------------
   Name: Philip A. Choyce
   Title:













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